EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated February 6, 2003, with respect to the consolidated financial statements of SafeNet, Inc. and subsidiaries included in Amendment No. 2 to the Annual Report (Form 10-K/A) for the year ended December 31, 2002.

Registration Statements on Form S-8

Registration
Name	Number	Date Filed

SafeNet, Inc. 2001 Omnibus Stock Plan (Formerly 2000 Nonqualified Stock Option Plan)	333-107621	August 4, 2003
Common Stock of SafeNet, Inc. issuable upon exercise of options assumed by SafeNet, Inc. in connection with the certain agreement and plan of reorganization by and among SafeNet, Inc., Sapphire Acquisition Corp. and Cylink Corporation date as of October 30, 2002 (the “Merger Agreement”), which were originally issued under the following stock option plans:

Cylink Corporation 2001 Non-Qualified Stock Incentive Plan
Cylink/ARL 1997 Stock Option Plan
Cylink Corporation Amended and Restated 1994 Flexible Stock Incentive Plan	333-103063	February 10, 2003
SafeNet, Inc. 2001 Omnibus Stock Plan, (Formerly 2000 Nonqualified Stock Option Plan)
SafeNet, Inc. Employee Stock Purchase Plan	333-98029	August 13, 2002
SafeNet, Inc. 2001 Omnibus Stock Plan, (Formerly 2000 Nonqualified Stock Option Plan)	333-62584	June 8, 2001
SafeNet, Inc. 2000 Nonqualified Stock Option Plan	333-50772	November 28, 2000
Information Resource Engineering, Inc. 2000 Nonqualified Stock Option Plan	333-43062	August 4, 2000
Information Resource Engineering, Inc. 1999 Employee Stock Option Plan, 1999 Stock Bonus Plan, 1999 Non-Employee Directors Stock Option Plan	333-91877	December 1, 1999
Information Resource Engineering, Inc. Stock Option Plan	333-08343	July 18, 1996

Registration Statements on Form S-3

Registration
Number	Date Filed

333-109694	October 15, 2003
333-106084	July 9, 2003
333-106084	June 25, 2003
333-106084	June 24, 2003
333-106084	June 13, 2003
333-89282	June 18, 2002
333-89282	June 12, 2002
333-89282	May 29, 2002
333-93371	December 22, 1999
333-90237	November 3, 1999
333-04907	May 31, 1996
033-94046	August 18, 1995
033-94046	June 28, 1995

/s/ Ernst & Young LLP

Baltimore, Maryland
February 10, 2004